UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2012

Ring Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53929	90-0406406
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

18 ½ East State Street, Suite 202, Redlands, CA	92373
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (909) 798-8394

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

       .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On March 1, 2012, Ring Energy, Inc. (the “Company”) entered into a letter agreement with Patriot Royalty & Land, LLC to purchase a 100% working interest, with a corresponding 75% net revenue interest in leases contain approximately 161.4 acres located in Andrews County, Texas.  The purchase price for the lease is $700 per acre for a total of $112,980. To the extent seller is not able to  provide satisfactory title to all 161.4 acres, it will provide satisfactory title to a minimum of 137.19 acres at $700 per acre, thus reducing the purchase price to $96,033.   Closing is scheduled for April 10, 2012, and is subject to completion satisfactory due diligence by the Company.  In the event any of the leases expires and is extended by the Company prior to January 31, 2016, the Company has agreed to assign the seller a 1.5% overriding royalty in the renewed or extended lease.

Also, the Company has placed $82,800 in escrow for the purchase from Fisher Royalties of a working interest in approximately 280 acres located in Andrews County, Texas.  Closing of the transaction is subject to completion of satisfactory due diligence by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: March 7, 2012

By /s/ Denny W. Nestripke

Denny W. Nestripke

Vice President

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